UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   June 27, 2011

AdCare Health Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5057 Troy Road

Springfield, OH 45502-9032

(Address of Principal Executive Offices)

(937) 964-8974

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On June 27, 2011 (the “Effective Date”), AdCare Health Systems, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with AdCare Property Holdings, LLC, a wholly owned subsidiary of the Company (“Purchaser”), and Epic Group Limited Partnership (“Epic”) and each of its affiliated entities signatory thereto (Epic, along with such affiliates,  the “Sellers”). Pursuant to the Purchase and Sale Agreement, on the closing date: (a) Purchaser shall purchase from Sellers two skilled nursing facilities located in North Carolina and South Carolina, (b) Purchaser shall acquire all of Sellers’ right, title and interest in, and shall assume all of Sellers’ obligations under, lease agreements with respect to nine skilled nursing facilities which are currently leased to Sellers and which are located in North Carolina, South Carolina, Tennessee and Virginia, and (c) Purchaser shall acquire all of Sellers’ right, title and interest in, and shall assume all of Sellers’ obligations under, the management agreements with respect to four skilled nursing facilities which are currently managed by Sellers and which are located in Tennessee. At closing, Purchaser may assign its rights and liabilities under the Purchase and Sale Agreement to certain assignees which are owned or controlled, directly or indirectly by ADK as contemplated thereunder (the “Permitted Assignees”).

Pursuant to the Purchase and Sale Agreement, Purchaser must deposit no later than three business days after the Effective Date $500,000 (the “Deposit”) into escrow to be held as earnest money. The Deposit, or some portion thereof, may be returned to Purchaser if the Purchase and Sale Agreement is terminated under certain circumstances.

The purchase price for the transactions contemplated by the Purchase and Sale Agreement (the “Transactions”) consists of, and is payable as follows: (i) $21,650,000 (including the Deposit), subject to certain adjustments, to be paid in cash at closing; (ii) a number of shares of the Company’s common stock with an aggregate value of $5,000,000, with each such share valued at the ten-day average closing price for the period ending on the last business day prior to the closing date, to be issued at closing; and (iii) a five-year promissory note in principal amount of $3,217,000 (subject to adjustment) to be issued at closing by the Permitted Assignees in favor of the Sellers (the “Seller Note”), which bears interest at an annual rate of 7%, with interest being payable monthly in arrears and principal payments being payable quarterly in the amount of $160,850 (subject to adjustment). The Seller Note shall be guaranteed (the “Guaranty”) jointly and severally by the Company, Purchaser and any other owner of any equity interest of any Permitted Assignee, provided such owner is a wholly owned direct subsidiary of the Company (an “Additional Owner”). The Guaranty shall be secured by a first priority pledge of all of the outstanding equity interests of the Permitted Assignees owned by Purchaser or any Additional Owner, subject to certain exceptions. Purchaser (or a Permitted Assignee specified in the Purchase and Sale Agreement) also shall assume at closing indebtedness under certain loans up to an aggregate amount of approximately $8.7 million. To the extent the indebtedness under such loans is less than such amount, then the principal amount of the Seller Note shall increase on a dollar-for-dollar basis and the amount of the quarterly principal payments thereunder shall be adjusted accordingly.

The closing of the Transactions is expected to occur on October 1, 2011, subject to extension by Purchaser to November 1, 2011 or December 1, 2011, as permitted under the terms of the Purchase and Sale Agreement. The closing of the Transactions is subject to customary closing conditions and termination provisions.

The foregoing description of the Purchase and Sale Agreement is qualified in its entirety by reference to the Purchase and Sale Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Amended and Restated Warrant Agreement

On June 27, 2011, the Company amended and restated that certain Warrant Agreement between the Company and Continental Stock Transfer & Trust Company (the “Transfer Agent”) dated as of November 9, 2006 (the “Original Warrant Agreement”), which governs the terms of the warrants issued by the Company in connection with its November 2006 initial public offering (the “IPO Warrants”).

The Company amended the Original Warrant Agreement to reflect the following amendments to the terms of the IPO Warrants which were approved by the Company’s stockholders and the holders of the IPO Warrants at a special meeting held on November 30, 2009: (i) a decrease in the exercise price of the IPO Warrants from $5.40 to $2.50 per share; (ii) an extension of the term of the IPO Warrants until December 7, 2014; and (iii) the right of the Company to redeem the IPO Warrants upon thirty (30) days’ prior notice at a price of $0.10 per share provided that (a) the shares underlying the IPO Warrants are registered under the Securities Act of 1933, as amended, and (b) the common stock trades at a price equal to or greater than $6.00 per share for at least ten (10) consecutive trading days during which the average daily volume for such period is at least 40,000 shares.  Pursuant to the Amended and Restated Warrant Agreement, the Company may redeem all, or any portion of, any holder’s IPO Warrants.

The Amended and Restated Warrant Agreement between the Company and the Transfer Agent was dated as of February 15, 2010; however, it was first fully executed and delivered by each of the parties on June 27, 2011 (the “Amended and Restated Warrant Agreement”).  The foregoing description of the Amended and Restated Warrant Agreement is qualified in its entirety by reference to the Amended and Restated Warrant Agreement, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

2.1           Purchase and Sale Agreement, dated as of June 27, 2011, among the Company, AdCare Property Holdings, LLC, Epic Group Limited Partnership and its affiliates signatory thereto.

4.1           Amended and Restated Warrant Agreement between AdCare Health Systems, Inc. and Continental Stock Transfer & Trust Company, dated as of February 15, 2010, but first fully executed and delivered on June 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2011	ADCARE HEALTH SYSTEMS, INC.

/s/ Martin D. Brew
Martin D. Brew
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Purchase and Sale Agreement, dated as of June 27, 2011, among the Company, AdCare Property Holdings, LLC, Epic Group Limited Partnership and its affiliates signatory thereto.

4.1

Amended and Restated Warrant Agreement between AdCare Health Systems, Inc. and Continental Stock Transfer & Trust Company, dated as of February 15, 2010, but first fully executed and delivered on June 27, 2011.